EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DAKA International, Inc. on Form S-8 of our report dated September 6, 1996 (except for Note 5 as to which the date is October 15, 1996), appearing in the Annual Report on Form 10-K of DAKA International, Inc. For the year ended June 29, 1996.



/s/Deloitte & Touche LLP
Boston, Massachusetts
March 10, 1997



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